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                                                                    Exhibit 99.2


                                                                    NEWS RELEASE
                           =====================================================

FOR IMMEDIATE RELEASE                     CONTACT:  Bob Lougee    (508) 870-6771
---------------------                     -------

Wednesday, May 29, 2002


                    ARCH COMPLETES FINANCIAL REORGANIZATION,
             EMERGES FROM CHAPTER 11 WITH IMPROVED CAPITAL STRUCTURE


Westborough, MA (May 29, 2002) --- Arch Wireless, Inc. one of the leading two-way wireless messaging and mobile information providers in the United States, and its subsidiaries today announced that their First Amended Joint Plan of Reorganization ("Joint Plan"), which was confirmed by the United States Bankruptcy Court, District of Massachusetts, Western Division on May 15, 2002, became effective today, thereby marking their formal emergence from Chapter 11.

Under terms of the Joint Plan, Arch Wireless, Inc. ("AWI") is issuing 20 million shares of new common stock and Arch Wireless Holdings, Inc. ("AWHI") is issuing two new issues of notes: (1) $200 million principal amount of 10% Senior Subordinated Secured Notes due 2007; and (2) $100 million principal amount of 12% Subordinated Secured Compounding Notes due 2009. The new shares and notes are being issued in full satisfaction, release, discharge and cancellation of all claims against AWI and its subsidiaries based on transactions or occurrences prior to December 6, 2001, and all equity securities of AWI, including common stock (OTCBB: ARCHQ) and preferred stock, and all options and other rights to acquire AWI securities, that were outstanding as of the Effective Date of the Joint Plan, are canceled.

Shares of new Arch common stock are eligible to begin trading tomorrow, May 30, under the ticker symbol "AWIN" with CUSIP number 039392-60-0. AWHI's 10% Senior Subordinated Secured Notes due 2007 will trade in the over-the-counter market with the CUSIP number 039392-AA-3, and AWHI's 12% Subordinated Secured Compounding Notes due 2009 will trade in the over-the-counter market with the CUSIP number 039392-AB-1.

"While it has been a difficult process for all of our stakeholders, we are very pleased to complete our reorganization," said C. Edward Baker, Jr., chairman and chief executive officer. "I would like to extend my appreciation once again to Arch's customers and employees, whose support helped us complete this restructuring process quickly and successfully. We look forward to solidifying our leadership position in traditional paging and


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two-way wireless messaging."

Lyndon R. Daniels, president and chief operating officer, added: "Numerous operating efficiencies implemented during the reorganization will allow us to compete more effectively going forward in markets throughout the United States. Our successful reorganization also allows us to renew our focus on providing the best possible service to our customers."

Arch Wireless, Inc., headquartered in Westborough, Mass., is a leading two-way wireless messaging and mobile information company with operations throughout the United States. The company offers a full range of wireless messaging services to business and consumers nationwide, including paging, wireless e-mail and messaging and mobile data solutions for the enterprise. Arch provides wireless services to customers in all 50 states, the District of Columbia, Puerto Rico, Canada, Mexico and in the Caribbean principally through its nationwide sales force, as well as through resellers, retailers and other strategic partners. Additional information on Arch Wireless is available on the Internet at WWW.ARCH.COM.

Statement under the Private Securities Litigation Reform Act: Statements contained herein or in prior press releases which are not historical fact, such as statements regarding the anticipated benefits of the plan of reorganization are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause Arch's actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, risks associated with the possible failure to realize the anticipated benefits of the reorganization, as well as other risks described from time to time in Arch's periodic reports and registration statements filed with the Securities and Exchange Commission. Although Arch believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Arch disclaims any intent or obligation to update any forward-looking statements.


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